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                                                                    EXHIBIT 23.5

                        DELOITTE & TOUCHE LLP LETTERHEAD

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Western Bancorp on Form S-4 of our report, dated January 24, 1997 (March 17, 1997 as to Notes 8 and 16), on the consolidated statement of financial condition of California Commercial Bancshares and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows of California Commercial Bancshares and subsidiaries for each of the two years in the period ended December 31, 1996 incorporated by reference in the Annual Report on Form 10-K of Western Bancorp for the year ended December 31, 1997, incorporated by reference in the Proxy Statement-Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

/s/ DELOITTE & TOUCHE LLP

September 29, 1998
Los Angeles, California